INCA DESIGNS, INC. 8-K October 12, 2007 (Report Date 05/21/07)
SEC Filings

___________________________________________________________________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
___________________________________________________________________

Date of Report (Date of earliest event reported): May 21, 2007

INCA DESIGNS, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	0-26257	11-3461611
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

976 Lexington Avenue New York, New York	10021
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 967-5212

Transportation Safety Technology, Inc.
21 N. Hepburn Avenue, Suite 21, Jupiter, FL 33458
  (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-(c))

CURRENT REPORT ON FORM 8-K

INCA DESIGNS, INC.

Item 2.01  Completion of Acquisition or Disposition of Assets

On May 21, 2007, S2 New York Design Corp., a New York corporation (“S2”) was acquired by INCA Designs, Inc., a Nevada corporation (“INCA”) pursuant to that certain Securities Exchange Agreement wherein INCA acquired 100% (or 20,000,000 shares) of the issued and outstanding shares of S2 for the issuance of 26,000,000 shares of its Common Stock.

THE ACQUISITION

The Acquisition

On May 21, 2007, INCA entered into a Securities Exchange Agreement by and between INCA, S2, and Stacy Josloff and Stephanie Hirsch (the “S2 Shareholders”). Upon closing of the acquisition contemplated under the Securities Exchange Agreement (the “Acquisition”), S2 became a wholly owned subsidiary of INCA.

Pursuant to the terms and conditions of the Securities Exchange Agreement:

•
At the closing of the Acquisition, 100% of the issued and outstanding shares of common stock of S2 owned by the S2 Shareholders were transferred to INCA in exchange for an aggregate of 26,000,000 shares of common stock of INCA.

•
Immediately following the closing of the Acquisition, under the terms of the Securities Exchange Agreement, INCA assumed subordinated convertible promissory notes previously issued by S2 (the “S2 Notes”) in the aggregate principal amount of $500,000, which, if and when converted, will convert into shares of INCA’s common stock. In association with the assumption of the S2 Notes, INCA issued an aggregate of 1,000,000 common stock purchase warrants to the holders of the convertible promissory notes which warrants were substituted for like warrants previously issued by S2. The warrants are exercisable for three years at an exercise price of $.50 per share and expire on October 31, 2009.

•
Immediately following the closing of the Acquisition, an aggregate of $680,650 in INCA debt was converted by non-affiliates into 26,063,750 shares of its Common Stock at a conversion ratio of $.026 per share.

•
Upon the closing of the Acquisition, Donald R. Mastropietro resigned as the sole officer and director of INCA, and a new board of directors and new officers were appointed. The new board of directors and executive officers consist of Stacy Josloff and Stephanie Hirsch.

•	Each of INCA, S2 and the S2 Shareholders provided customary representations and warranties, pre-closing covenants and closing conditions in the Securities Exchange Agreement.

The foregoing description of the Securities Exchange Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Securities Exchange Agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

Following the closing of the Acquisition and the subsequent conversion of INCA debt into shares of its common stock, there are 52,309,814 shares of INCA’s common stock issued and outstanding. Approximately 48% of such issued and outstanding shares are held by the former S2 Shareholders.

The 26,000,000 shares of INCA’s common stock issued to the former S2 Shareholders in connection with the Acquisition and the common stock purchase warrants issued to purchase 1,000,000 shares of INCA’s common stock were not registered under the Securities Act of 1933, as amended (the “Act”), in reliance upon the exemption from registration provided by Section 4(2) of the Act and Regulation D promulgated under that section, which exempt transactions by an issuer not involving any public offering. These securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. Certificates representing these shares contain a legend stating the same. The 26,063,750 shares of INCA’s common stock issued for conversion of debt were issued pursuant to an exemption from the registration provisions of the Act by reason of Section 4(2) of the Act.

Changes Resulting from the Acquisition

INCA intends to carry on S2’s business as its sole line of business. INCA has relocated its executive offices to 976 Lexington Avenue, New York, New York 10021 and its telephone number is (212) 327-3007

The Acquisition and its related transactions were approved by the holders of a requisite number of shares of INCA’s capital stock pursuant to written consents dated as of May 21, 2007. Under Nevada corporate law, INCA’s stockholders who did not vote in favor of the Acquisition may demand in writing, pursuant to the exercise of their appraisal rights, that INCA pay them the fair value of their shares. Determination of fair value is based on many relevant factors, except that a court may disregard any appreciation or depreciation resulting from the anticipation or accomplishment of the Acquisition. At October 10, 2007, no holders of shares of INCA’s common stock had indicated their intention to seek appraisal of their shares.

Changes to the Board of Directors and Executive Officers

Upon closing of the Acquisition, the then-current sole officer and director of INCA resigned, and immediately thereafter, a new board of directors and new officers were appointed. The new board of directors and executive officers consists of Stacy Josloff and Stephanie Hirsch. All directors hold office for one-year terms until the election and qualification of their successors. Officers are appointed by the board of directors and serve at the discretion of the board.

DESCRIPTION OF OUR COMPANY

The Company was formed in Nevada on November 28, 1998 under the name of Accident Prevention Plus, Inc. In December 2004, the Company changed its name to Transportation Safety Technology, Inc. and in March 2007 in anticipation of the Acquisition of S2, changed its name to INCA Designs, Inc. On May 21, 2007, the Company acquired 100% of the stock in S2 New York Design Corp. that now operates as its wholly owned subsidiary. S2 was incorporated as a New York corporation on November 1, 2006 and designs, contracts for the manufacture of, markets, retails, and distributes resort wear and swimwear. INCA intends for the business of S2 to be its sole line of business.

DESCRIPTION OF BUSINESS

As used in this Current Report on Form 8-K, all references to the “Company,” “we,” “our” and “us” for periods prior to the closing of the Acquisition refer to INCA, and for periods subsequent to the closing of the Acquisition refer to INCA and its wholly-owned subsidiary, S2.

Overview

INCA designs, contracts for the manufacture of, and retails comprehensive collections of resort wear, swimwear and accessories. INCA believe that its unique designs, innovative sourcing, product positioning, wide range of price points, and commitment to branding attracts a customer seeking a ‘resort lifestyle experience.’ INCA’s cross-generational collections are timeless and sophisticated emphasizing beautiful fabrics, a great fit and price points positioned well below that of the upscale designer market. INCA believes a significant market exists for attainable luxury fashions purchased by a wide age range of strong fashionable women who are seeking sophisticated, high-quality, culturally driven collections.

The INCA brand is currently sold in the United States, Europe, Asia, the Middle East, and the Caribbean. INCA has in the past and intends in the future to also sell its products in South America and Asia. Currently, INCA targets a higher-end retain customer looking for innovative style and functionality in accessories, swimwear, and apparel. The Company’s global sourcing for its raw materials allows it to offer luxury design and embellishments while maintaining competitive gross margins.

The Company’s design, branding, sourcing, positioning, and public relations efforts have positioned the “INCA Lifestyle” concept in a visionary market segment between the contemporary and designer markets. INCA’s product lines are packaged, branded and sold like a traditional luxury brand but at price points that the top 50% of income-generating Americans can afford.

In an over-retailed environment, INCA intends to stand out as a unique brand with a distinct perspective. Management believes this can be achieved by keeping consistent brand management at the forefront of its business decisions. The planned company retail stores will offer a store environment and experience that will set INCA apart from other luxury brands and will reinforce its brand image. The décor and visual merchandising will create a retail experience to project the INCA lifestyle concept, while competitive pricing will make this lifestyle accessible for its customers.

Although still a young brand, INCA has already differentiated itself in the marketplace. INCA offers branded, high-quality and classic products with designer detailing at price points that are far below designer brands and yet competitive with contemporary brands. The performance of many segments of the apparel industry (luxury, designer, bridge, and contemporary) depends heavily on the economic climate facing their respective demographic. INCA’s performance is somewhat insulated from demographic trends as its collections, with a fashion edge and competitive price point, appeals to a broad spectrum of consumers across income levels and demographics.

The Market

INCA’s image is of ‘fashion consciousness’ and its market is women, age 8 to 80. INCA lines cross age barriers and offer a wide range of designs, colors, and sizes. As well, INCA targets the high-end resort traveler. According to statistics from the Travel Industry Association of America, over 68% of U.S. adults travel for business or pleasure and leisure travel is expected to grow by 3-4% per year.

The luxury fashion market represents about 5% of the total luxury market that translates into a 2010 market size estimated at $50 billion, just for the United Sates. Compared to mass retail growth of around 5%, the luxury apparel market grows at a rate of 10-15% annually and is calculated to reach over $2.4 trillion by 2012. The retail market for swimwear and beachwear is forecast to rise from $12.88 billion in 2006 to $13.5 billion by 2012.

One of the most important demographic markets for apparel is the baby boom generation. This group of over 78 million Americans born between 1946 and 1964 account for approximately 30% of the U.S. population, but account for almost two-thirds of its spending. This market segment, the largest and wealthiest sector of the population, is expected to reach $2.6 trillion in 2007.

INCA appeals to two extremely expansive customer categories: Luxury/Designer Customers and Bridge/Contemporary Customers. Luxury/Designer Customers follow trade publications, as well as society and fashion magazines where the INCA product is prominently featured. These customers typically purchase their signature pieces of the line, purchase multiple pieces per ticket, are not price sensitive, and are primarily purchasing the “INCA Lifestyle” and experience. The Bridge/Contemporary Customers view the INCA line as much more fashionable, custom and designer-detailed than many of the products that they typically buy at or above the Company’s pricing. These customers typically seek novelty garments with embellishments such as embroidery, unique fabrications, and intricate detailing in order to personalize the INCA Lifestyle concept.

To further assist brand name exposure and awareness of INCA’s trademarks, INCA’s designs will include loungewear, women’s intimate apparel, belts, headwear, hair accessories, eyewear, beach towels, beach umbrellas, and other related items.

INCA plans to launch a comprehensive junior collection, INCA Girl, to include everything from bags and swimwear to accessories and shoes. This junior collection will be moderately and competitively priced. The teen population is growing twice as fast as the total population and their share of spending has increased dramatically. Based on a report by Montgomery Securities, The Power of the Teen Dollar, teens have enormous purchasing power, spending nearly 34% of their dollars on clothing and accessories.

INCA plans to open its flagship retail store in New York City in November 2007. The store will offer a complete “INCA lifestyle” for women, children, and home and will feature INCA’s signature swimwear and resort wear as well as its newly-designed embroidered towels and throw pillows. Personal shopping and made-to-order bikinis will be services offered on site to help create and complete the perfect get-away package for chic New York City travelers.

INCA’s second store will be located in the new, super-luxurious Gansevoort Hotel in Miami Beach, Florida in January 2008. This boutique will be fashioned as an upscale beach shack complete with INCA’s signature swimsuits, caftans, dresses, children’s wear, and home collections.

INCA currently sells its products through retail stores throughout the world. Its diverse and selective distribution network provides maximum brand exposure while maintaining strict control of brand positioning. Some of the major department and specialty stores that have carried or currently carry the INCA line are Barneys, Bergdorf Goodman, Everything but Water, Intermix, Scoop, Victoria’s Secret catalog, Four Seasons resorts, Neiman Marcus, and Saks Fifth Avenue.

INCA has its products manufactured in small facilities in the U.S., India, and China. The design process begins approximately seven months prior to the collection being shown to potential buyers. The first few months are spent researching and gathering ideas and inspiration. These ideas are then sketched and sent to manufacturing facilities in India with various fabric swatches and trim details to serve as examples. These facilities take these directions and develop a sample line for INCA to approve. From there a full sample collection is produced and shown to buyers around the world. Once orders are obtained, production is commenced in various factories and over the following 45 to 90 days, the orders are completed and shipped to INCA. INCA performs its own quality control inspections and fills individual orders for shipping directly to each store that placed the order.

INCA has received editorial support from top fashion media across the country and abroad. In the U.S., INCA’s products have been seen in segments on, Extra, Good Morning America, The Oprah Winfrey Show, Fox Financial News Network, NYC Eyewitness News (ABC), MTV’s House of Style, E! Fashion File, and Fashionably Loud.

INCA has been featured in print in Vogue, In-Style, Glamour, Entertainment Weekly, Seventeen, Harper’s Bazaar, Cosmopolitan, Cosmo Girl, MarieClaire, Mademoiselle, Allure, Elle, Ocean Drive, Hamptons Magazine, Women’s Wear Daily, Sports Illustrated, Teen People, More, Maxim, Esquire, LA Magazine, Latina, YN, Good Housekeeping, and Brides. INCA’s designer and President, Stephanie Hirsch, was featured on the cover of Entrepreneurs Magazine Business Startup.

Competitive Factors

The high-fashion garment industry is highly competitive at both the design and retail level, with competition based on numerous factors including total price to the retailer, quality, and retail price to the consumer. The number of suppliers in the swimwear market is estimated at 3,000 companies. Well-established suppliers, which make up 20% of the industry, and those that specialize in swimwear are able to offer the lowest export prices for swimwear in any price range. Most of our competitors are significantly better capitalized than we are, have been in business for a longer period of time, have significantly greater brand recognition, larger sales forces and customer bases, longer operating histories, and great financial and other resources.

Property

We lease approximately 600 square feet of office space and 528 square feet of storefront retail space in a popular boutique area of Manhattan located at 976 Lexington Avenue, New York, New York. The lease term expires on December 31, 2014. The monthly lease payments for the first year are approximately $10,600 per month with an average increase per year of approximately $335 per month. In addition, we have made a deposit on a future lease for approximately 1,000 square feet of retail space at the new Gansevoort Hotel located at 2301 Collins Avenue in Miami, Florida. The lease term begins on occupancy once the building is complete with a monthly lease payment of approximately $7,000 per month. We believe our current facilities are adequate for our immediate and near-term needs. Additional space may be required as we expand our activities, but we do not foresee any significant difficulties in obtaining any required additional facilities.

Employees

We currently have six full-time employees, consisting of two in management, three in sales, and one in administration. We also employ two part-time employees. When we open our retail stores in New York and Miami, we will add six employees per location. We currently believe that our employee relations are good.

Legal Proceedings

None.

Forward-Looking Statements

This Current Report on Form 8-K and other written reports and oral statements made from time to time by the Company may contain so-called “forward-looking statements,” all of which are subject to risks and uncertainties. Forward-looking statements can be identified by the use of words such as “expects,” “plans,” “will,” “forecasts,” “projects,” “intends,” “estimates,” and other words of similar meaning. One can identify them by the fact that they do not relate strictly to historical or current facts. These statements are likely to address the Company’s growth strategy, financial results and product and development programs. One must carefully consider any such statement and should understand that many factors could cause actual results to differ from the Company’s forward looking statements. These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward looking statement can be guaranteed and actual future results may vary materially.

Information regarding market and industry statistics contained in this Report is included based on information available to us that we believe is accurate. It is generally based on industry and other publications that are not produced for purposes of securities offerings or economic analysis. We have not reviewed or included data from all sources, and cannot assure investors of the accuracy or completeness of the data included in this Report. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services. We do not assume any obligation to update any forward-looking statement. As a result, investors should not place undue reliance on these forward-looking statements.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Cautionary Notice Regarding Forward Looking Statements

We desire to take advantage of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. This Report on Form 8-K contains a number of forward-looking statements that reflect management's current views and expectations with respect to our business, strategies, products, future results and events and financial performance. All statements made in this Report other than statements of historical fact, including statements that address operating performance, events or developments that management expects or anticipates will or may occur in the future, statement related to distributor channels, volume growth, revenues, profitability, new products, adequacy of funds from operations, statements expressing general optimism about future operating results and non-historical information, are forward looking statements. In particular, the words "believe," "expect," "intend," “anticipate," "estimate," "may," "will," variations of such words, and similar expressions identify forward-looking statements, but are not the exclusive means of identifying such statements and their absence does not mean that the statement is not forward-looking. These forward-looking statements are subject to certain risks and uncertainties, including those discussed below. Our actual results, performance or achievements could differ materially from historical results as well as those expressed in, anticipated or implied by these forward-looking statements. We do not undertake any obligation to revise these forward-looking statements to reflect any future events or circumstances.

Readers should not place undue reliance on these forward-looking statements, which are based on management's current expectations and projections about future events, are not guarantees of future performance, are subject to risks, uncertainties and assumptions (including those described below) and apply only as of the date of this Report. Our actual results, performance or achievements could differ materially from the results expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in "Risk Factors" herein as well as those discussed elsewhere in this Report, and the risks to be discussed in our next Annual Report on Form 10-KSB and in the press releases and other communications to shareholders issued by us from time to time which attempt to advise interested parties of the risks and factors that may affect our business. We undertake no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise.

Overview

After the acquisition of S2, S2 constitutes all of our operations. S2 is a wholly owned subsidiary of INCA. S2 has two wholly owned subsidiaries, INCA on Lex, LLC, a New York limited liability company, and Inca of South Beach, LLC, a Florida limited liability company. Because of the Company's acquisition of the S2 business, management does not believe that it is informative or useful to compare the results of operations for the year ended December 31, 2006, on an unaudited pro forma condensed combined consolidated basis, giving effect to the acquisition of S2, as compared to fiscal year 2005. This discussion and analysis should be read in conjunction with the financial statements and notes, and pro forma financial statements included with this Report.

INCA was formed in October 1998 and its office is located in New York, New York. INCA is a boutique design house that designs, contracts for the manufacture of, markets, and distributes for wholesale and retail a line of swimwear, resort wear, and accessories under the brand names of INCA and INCA Girl. Currently, INCA targets a higher-end retail customer looking for innovative style and functionality in swimwear, coordinating apparel, and accessories.

INCA designs, contracts for the manufacture of, and retails comprehensive collections of resort wear, swimwear and accessories. INCA believes that its unique designs, innovative sourcing, product positioning, wide range of price points, and commitment to branding attracts a customer seeking a ‘resort lifestyle experience.’ The INCA brand is currently sold in the United States, Europe, the Middle East, and the Caribbean. INCA has in the past and intends in the future to also sell its products in South America and Asia. Currently, INCA targets a higher-end retain customer looking for innovative style and functionality in accessories, swimwear, and apparel. The Company’s design, branding, sourcing, positioning, and public relations efforts have positioned the “INCA Lifestyle” concept in a visionary market segment between the contemporary and designer markets. INCA’s product lines are packaged, branded and sold like a traditional luxury brand but at price points that the top 50% of income-generating Americans can afford.

Critical Accounting Policies

Our discussion and analysis or plan of operations is based upon INCA’s financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results could differ materially from these estimates under different assumptions or conditions.

We have identified the policies below as critical to our business operations and the understanding of our financial results. The impact and any associated risks related to these policies on our business operations is discussed throughout management's discussion and analysis or plan of operations where such policies affect our reported and expected financial results.

Results of Operations

The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements, included herewith. This discussion should not be construed to imply that the results discussed herein will necessarily continue into the future, or that any conclusion reached herein will necessarily be indicative of actual operating results in the future. Such discussion represents only the best present assessment of our management. Historical financial information presented for the year ended December 31, 2006 is that of the Company on a condensed combined consolidated basis with S2, which reflects the Company’s acquisition of S2 on May 21, 2006, pursuant to the terms of that certain Securities Exchange Agreement.

Historical Results for Fiscal Year Ended December 31, 2006 and 2005

The Company had no active operations for the years ended December 31, 2005 and 2006, therefore comparisons to previous years is not necessarily indicative of actual operating results.  Revenue and expenses listed below reflect the operations of S2.

Revenues

Net revenues for S2 for the years ended December 31, 2006 and 2005 were $801,458 and $1,089,939 respectively.

Cost of Revenues

Cost of sales for S2 for the years ended December 31, 2006 and 2005 were $592,115 and $689,939 respectively.

General and Administration Expenses

S2’s General and administrative expenses consisted of payroll and related expenses for executives, accounting and administrative personnel, professional fees and other general corporate expenses.  General and administrative expenses for the years ended December 31, 2006 and 2005 were $328,980 and $319,745 respectively

Sales and Marketing Expenses

Sales and marketing expense for S2 consisted of advertising, trade show, runway shows, sales commissions and travel expense.  Sales and marketing expenses for the years ended December 31, 2006 and 2005 were $259,154 and $291,434.

Liquidity and Capital Resources

INCA began its current operations in 1996, and has not as yet attained a level of operations which allows it to meet its current overhead. We do not contemplate attaining profitable operations until 2008, nor is there any assurance that such an operating level can ever be achieved. We will be dependent upon obtaining additional financing in order to adequately fund working capital, infrastructure, manufacturing expenses and significant marketing/investor related expenditures to gain market recognition, so that we can achieve a level of revenue adequate to support our cost structure, none of which can be assured. While INCA has funded its initial operations with private placements of equity and bridge loans, there can be no assurance that adequate financing will continue to be available to us and, if available, on terms that are favorable to us. These factors raise substantial doubt about our ability to continue as a going concern and the accompanying consolidated financial statements do not include any adjustments related to the recoverability or classification of asset carrying amounts or the amounts and classification of liabilities that may result should we be unable to continue as a going concern.

As of June 30, 2007, the Company’s consolidated cash balance was $301,765. Outstanding debt as of June 30, 2007 totaled $6,064,000 including approximately $3,770,000 in pre-acquisition debt. This pre-acquisition debt was incurred in connection with the prior operations of the Company and is in the form of promissory notes and other loans payable including accrued interest, amounts due former officers, common stock subject to rescission and other accrued expenses. Because of the age and character of the pre-acquisition debt, the Company does not intend to make payments or offer settlement of this debt. The Company’s working capital deficit as of June 30, 2007 was $5,365,961.

Commitments and Contingencies

On April 3, 2007, INCA issued a Single Payment Promissory Note to Michael J. Rosenblatt for $100,000. The note accrues interest at a rate of 15% per annum and is due on April 2, 2008.

In conjunction with the Acquisition on May 21, 2007, INCA assumed and reissued a Convertible Promissory Note with an effective date of November 20, 2006 to George D. Schaefer in the amount of $100,000 with a due date of May 15, 2007 (the “Note”). The due date of the Note was verbally extended by mutual agreement of the parties to September 30, 2007. The Note is convertible into shares of INCA’s common stock at a forty percent discount to the market price of the Company’s common stock or $0.50 per share, whichever is lower. The Note contains 4.99% ownership cap provisions. In conjunction with the Note, the Company issued Warrants to purchase 200,000 shares of common stock of INCA for an exercise price of $0.50 per share. The Warrants expire on October 31, 2009. The shares underlying the Note and the Warrants are covered under a registration rights agreement.

In conjunction with the Acquisition on May 21, 2007, INCA assumed and reissued a Convertible Promissory Note with an effective date of November 20, 2006 to Ronald B. and Kathleen A Johnson in the amount of $125,000 with a due date of May 15, 2007 (the “Note”). The due date of the Note was verbally extended by mutual agreement of the parties to September 30, 2007. The Note is convertible into shares of INCA’s common stock at a forty percent discount to the market price of the Company’s stock or $0.50 per share, whichever is lower. The Note contains 4.99% ownership cap provisions. In conjunction with the Note, the Company issued Warrants to purchase 250,000 shares of common stock of INCA for an exercise price of $0.50 per share. The Warrants expire on October 31, 2009. The shares underlying the Note and the Warrants are covered under a registration rights agreement.

In conjunction with the Acquisition on May 21, 2007, INCA assumed and reissued a Convertible Promissory Note with an effective date of November 20, 2006 to John L. Coleman in the amount of $100,000 with a due date of September 30, 2007 (the “Note”). The note is convertible into shares of INCA’s common stock at a forty percent discount to the market price of the Company’s stock or $0.50 per share, whichever is lower. The Note contains 4.99% ownership cap provisions. In conjunction with the Note, the Company issued Warrants to purchase 200,000 shares of common stock of INCA for an exercise price of $0.50 per share. The Warrants expire on October 31, 2009. The shares underlying the Note and the Warrants are covered under a registration rights agreement.

In conjunction with the Acquisition on May 21, 2007, INCA assumed and reissued a Convertible Promissory Note with an effective date of May 16, 2006 to George D. Schaefer in the amount of $100,000 with a due date of October 31, 2007. The note is convertible into shares of INCA’s common stock at a forty percent discount to the market price of the Company’s stock or $0.50 per share, whichever is lower. The Note contains 4.99% ownership cap provisions. In conjunction with the Note, George D. Schaefer was issued Warrants to purchase 200,000 shares of common stock of S2 New York for an exercise price of $0.50 per share. The Warrants expire on October 31, 2009. The shares underlying the Note and the Warrants are covered under a registration rights agreement.

In conjunction with the Acquisition on May 21, 2007, INCA assumed and reissued a Convertible Promissory Note with an effective date of May 16, 2006 to Robert J. Smith in the amount of $75,000 with a due date of October 31, 2007. The note is convertible into shares of INCA’s common stock at a forty percent discount to the market price of the Company’s stock or $0.50 per share, whichever is lower. The Note contains 4.99% ownership cap provisions. In conjunction with the Note, Robert J. Smith was issued Warrants to purchase 150,000 shares of common stock of INCA for an exercise price of $0.50 per share. The Warrants expire on October 31, 2009. The shares underlying the Note and the Warrants are covered under a registration rights agreement.

On June 20, 2007, INCA issued a Convertible Promissory Note to Plato & Associates, LLC for $200,000 with a due date of June 20, 2008. The note is convertible into shares of INCA’s common stock at a forty percent discount to the market price of the Company’s stock or $0.50 per share, whichever is lower. The Note contains 4.99% ownership cap provisions. The shares underlying the Note are covered under a registration rights agreement.

On June 20, 2007, INCA issued a Convertible Promissory Note to Golden Ventures, LLC for $200,000 with a due date of June 20, 2008. The note is convertible into shares of INCA’s common stock at a forty percent discount to the market price of the Company’s stock or $0.50 per share, whichever is lower. The Note contains 4.99% ownership cap provisions. The shares underlying the Note are covered under a registration rights agreement.

In October 2007, INCA issued a Convertible Promissory Note to Plato & Associates, LLC for $50,000 with a due date of June 20, 2008. The note is convertible into shares of INCA’s common stock at a forty percent discount to the market price of the Company’s stock or $0.50 per share, whichever is lower. The Note contains 4.99% ownership cap provisions. The shares underlying the Note are covered under a registration rights agreement.

In October 2007, INCA issued a Convertible Promissory Note to Golden Ventures, LLC for $50,000 with a due date of June 20, 2008. The note is convertible into shares of INCA’s common stock at a forty percent discount to the market price of the Company’s stock or $0.50 per share, whichever is lower. The Note contains 4.99% ownership cap provisions. The shares underlying the Note are covered under a registration rights agreement.

In connection with the Acquisition, INCA entered into employment agreements with Stacy Josloff to serve as Chief Executive Officer and Chief Financial Officer and with Stephanie Hirsch to serve as President and Secretary. The initial terms of the agreements are five years, with an option to renew for an additional five-year period. Pursuant to the agreements, Josloff and Hirsch are to receive an annual base salary of $65,000. In addition to the base salary, Josloff and Hirsch are eligible for an annual bonus payment at the end of each fiscal year. The bonus is granted in the sole discretion of the Company’s board of directors and is based upon the Company’s performance and productivity. Bonus compensation may be paid to Josloff and Hirsch in the form of cash, stock options, or a combination thereof. Josloff and Hirsch are eligible for insurance benefits, reasonable expenses, and five (5) weeks of paid vacation in each calendar year.

INCA leases office and retail space in New York City and retail space in Miami, Florida. Annual lease payments for 2008 are approximately $131,000 and $85,000 (aggregating $216,000).

Recently Issued Accounting Pronouncements

In September 2006, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 157, "Fair Value Measurements" ("SFAS 157"). SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles ("GAAP"), and expands disclosures about fair value measurements. This statement applies under other accounting pronouncements that required or permit fair value measurement, the FASB having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. SFAS No. 157 is effective for the Company beginning fiscal year December 31, 2008. The Company has not completed the process of evaluating the impact that will result from adopting SFAS No. 157. The Company is therefore unable to disclose the impact that adopting SFAS No. 157 will have on its financial position, results of operations, and cash flows when such statement is adopted.

In February 2007, the FASB issued Statement of Financial Accounting Standards No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities, including an amendment of FASB Statement No. 115" ("SFAS 159"). SFAS 159 permits entities to choose, at specified election dates, to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value. A business entity shall report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. SFAS 159 is effective as of December 31, 2008. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provisions of SFAS No. 157. The choice to adopt early should be made after issuance of this Statement but within 120 days of the beginning of the fiscal year of adoption, provided the entity has not yet issued financial statements, including notes to those financial statements, for any interim period of the fiscal year of adoption. The Company is evaluating the impact that the adoption of SFAS No. 159 will have on its financial position.

In June 2006, the FASB issued Interpretation No. 48 Accounting for Uncertainty in Income Taxes an Interpretation of FAS No. 109 ("FIN 48"), which clarifies the accounting for uncertainty in income taxes. Currently, the accounting for uncertainty in income taxes is subject to significant and varied interpretations that have resulted in diverse and inconsistent accounting practices and measurements. Addressing such diversity, FIN 48 prescribes a consistent recognition threshold and measurement attribute, as well as clear criteria for subsequently recognizing, derecognizing and measuring changes in such tax positions for financial statement purposes. FIN 48 also requires expanded disclosure with respect to the uncertainty in income taxes. FIN 48 is effective for fiscal years beginning after December 15, 2006. The Company has adopted FIN 48 as of the first quarter of fiscal 2007. At this time, the Company has not engaged in any uncertain tax positions and FIN 48 has had no impact on the Company.

RISK FACTORS

There are numerous and varied risks, known and unknown, that may prevent us from achieving our goals. If any of these risks actually occur, our business, financial condition or results of operation may be materially adversely affected. In such case, the trading price of our common stock could decline and investors could lose all or part of their investment.

Risks relating to the Acquisition of S2

S2 has been operated as a private company that is not subject to Sarbanes-Oxley regulations and, therefore, may lack the financial controls and procedures of public companies.

The management of S2 New York has not been required to establish and maintain an internal or financial control infrastructure that is necessary to meet the standards of a public company that is required to comply with the provisions of the Securities Exchange Act. There can be no guarantee or assurances given that there are no significant deficiencies or material weaknesses in the quality of S2 New York’s financial controls. We will be required to comply with the provisions of Sarbanes-Oxley, including standards for internal and financial controls, in connection with S2 New York's operations. The cost to INCA of such compliance could be substantial and could have a material adverse effect on our results of operations.

As of the Acquisition, public company compliance may make it more difficult to attract and retain officers and directors.

The Sarbanes-Oxley Act and new rules subsequently implemented by the Securities and Exchange Commission have required changes in corporate governance practices of public companies. As a public company, we expect these new rules and regulations to increase our compliance costs in 2007 and beyond and to make certain activities more time consuming and costly than if we were not a public company. As a public company, we also expect that these new rules and regulations may make it more difficult and expensive for us to obtain director and officer liability insurance in the future and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our Board of Directors or as executive officers.

INCA is subject to the reporting requirements of the federal securities laws, which can be expensive.

INCA is a public reporting company and, accordingly, subject to the information and reporting requirements of the Exchange Act and other federal and state securities laws, including compliance with the Sarbanes-Oxley Act of 2002. The costs of preparing and filing annual and quarterly reports, proxy statements and other information with the Securities and Exchange Commission and furnishing audited reports to stockholders will cause our expenses to be higher than they would have been if S2 had remained privately-held and did not consummate the Acquisition.

It may be time consuming, difficult and costly for us to develop and implement the internal controls and reporting procedures required by the Sarbanes-Oxley Act. We may need to hire additional financial reporting, internal controls and other finance personnel in order to develop and implement appropriate internal controls and reporting procedures. If we are unable to comply with the internal controls requirements of the Sarbanes-Oxley Act, we may not be able to obtain the independent accountant certifications required by such Act, if applicable.

Risks Relating to Our Business

Since we lack a meaningful operating history, it is difficult for potential investors to evaluate our business.

Our limited operating history makes it difficult for potential investors to evaluate our business or prospective operations. As a startup, we are subject to all the risks inherent in the initial organization, financing, expenditures, complications and delays inherent in a new business. Investors should evaluate an investment in our Company in light of the uncertainties encountered by start-up companies in an intensely competitive industry. Our business is dependent upon the implementation of our business plan, as well as our ability to enter into agreements with third parties for, among other things, the provision of specific raw materials on favorable terms. There can be no assurance that our efforts will be successful or that we will be able to attain profitability.

Our independent registered public accounting firm still expressed doubt about our ability to continue as a going concern.

Our independent registered public accounting firm has expressed doubt about our ability to continue as a going concern. This indicates that our auditors believe that substantial doubt exists regarding our ability to continue to remain in business. There can be no assurance that we will be able to achieve or sustain profitability or positive cash flow in the near future, or at all. If customers are slower to embrace our products than we expect, or we are unable to raise additional funds on favorable terms, we may not be able to continue operating our business.

We will need additional financing to execute our business plan and fund operations, which additional financing may not be available.

We have very limited funds. Even with loans from private investors, we may not be able to execute our current business plan and fund business operations long enough to achieve profitability. Our ultimate success may depend upon our ability to raise additional capital. There can be no assurance that additional funds will be available when needed from any source or, if available, will be available on terms that are acceptable to us.

We may be required to pursue sources of additional capital through various means, including additional debt or equity financings. Future financings through equity investments are likely to be dilutive to existing stockholders. Also, the terms of securities we may issue in future capital transactions may be more favorable for our new investors. Newly issued securities may include preferences, superior voting rights, the issuance of warrants or other derivative securities, and the issuances of incentive awards under equity employee incentive plans, which may have additional dilutive effects. Further, we may incur substantial costs in pursuing future capital and/or financing, including investment banking fees, legal fees, accounting fees, printing and distribution expenses and other costs. We may also be required to recognize non-cash expenses in connection with certain securities we may issue, such as convertible notes and warrants, which will adversely impact our financial condition.

Our ability to obtain needed financing may be impaired by such factors as the capital markets, both generally and specifically in the fashion industry, and the fact that we are not profitable, which could impact the availability or cost of future financings. If the amount of capital we are able to raise from financing activities, together with our revenues from operations, is not sufficient to satisfy our capital needs, even to the extent that we reduce our operations accordingly, we may be required to cease operations.

We are dependent upon key personnel whose loss may adversely impact our business.

We rely heavily on the expertise, experience and continued services of our senior management, Stacy Josloff, our Chief Executive Officer and Chief Financial Officer, and Stephanie Hirsch, our President. We do not have a life insurance policy with respect to either Josloff or Hirsch. The loss of either Josloff or Hirsch, or an inability to attract or retain other key individuals, could materially adversely affect us. We seek to compensate and motivate our executives, as well as other employees, through competitive salaries and bonus plans, but there can be no assurance that these programs will allow us to retain key employees or hire new key employees. As a result, if Josloff and Hirsch were to leave or cease to be available or our ability to utilize their skills, contacts and other resources impeded, we could face substantial difficulty in hiring a qualified successor and could experience a loss in productivity while any such successor obtains the necessary training and experience. As a result of the Acquisition, INCA entered into employment agreements with Josloff and Hirsch; however, there can be no assurance that the terms of these employment agreements will be sufficient to retain them.

If we fail to establish and maintain an effective system of internal control, we may not be able to report our financial results accurately. Any inability to report and file our financial results accurately and timely could harm our reputation and adversely affect our financial condition.

Effective internal control is necessary for us to provide reliable financial reports. If we cannot provide reliable financial reports, we may not be able to manage our business as effectively as we would if an effective control environment existed, and our business and reputation with investors may be harmed. As a result, our small size and any potential internal control deficiencies may adversely affect our financial condition, results of operation and access to capital.

We operate in a highly competitive business and many of our competitors have stronger balance sheets and cash flows, as well as greater access to capital.

We compete in the highly-fragmented and competitive fashion industry. Our competitors have been in business far longer than we have and they may have significantly greater financial stability, access to capital markets and name recognition. Unanticipated shortfalls in expected revenues due to price competition or inadequate supply of raw materials and manufacturers would negatively impact our financial results and harm our business. There is no assurance that we will be able to successfully compete in this industry.

Our results of operations can be affected by the pricing and availability of raw materials.

Increased prices and the unavailability of raw materials could have a material adverse affect on us. Although we have not experienced nay severe or prolonged shortage of such materials to date, there can be no assurance that sufficient supplies of raw materials will continue to be available to us on satisfactory terms.

Our business depends on maintaining good relationships with our independent dealers.

We currently depend on our independent manufacturers and suppliers for the completion of our fashion collections. We do not have written agreements with these manufacturers or suppliers and these arrangements can be terminated by either party at any time. We have carefully evaluated our relationships in these areas and while we believe that we have excellent relationships with our manufacturers and raw material suppliers, we cannot assure or investors that we will be able to maintain these relationships.

Risks Relating to an Investment in our Securities

We have no operating history as a public reporting company.

Our management team has no prior experience in operating INCA as a public company. In addition, our management team will need to comply with the numerous regulatory and other requirements applicable to independent public companies, including requirements relating to corporate governance, listing standards, and securities and investor relations issues.

The application of “Penny Stock” rules could adversely affect the market.

U.S. securities laws require that if the price of our publicly traded securities is less than $5 per share, the open-market trading of our securities will be subject to the “penny stock” rules. These rules impose additional sales restrictions on brokers/dealers who sell securities to persons that may not have an established relationship with a broker/dealer or may not qualify as an accredited investor under U.S. securities laws. If the penny stock rules apply, a broker/dealer must make a special suitability determination and receive written consent from the purchaser prior to the transaction being consummated. The broker/dealer must also disclose the commissions that will be paid to the broker/dealer and provide current quotations for the price of the security being purchased. The broker/dealer must also furnish monthly statements to these investors disclosing recent price information on the market in penny stocks. These additional burdens imposed on brokers/dealers could restrict the ability or decrease the willingness of brokers/dealers to sell our common stock and may result in decreased liquidity for our shares and increase the transaction costs for engaging in securities transactions of our stock.

Our common stock is thinly traded and you may be unable to sell your shares or otherwise liquidate your investment.

We cannot predict the extent to which an active public market will develop for our common stock. To date, there has been no liquid trading market for our common stock. We cannot predict how liquid the market for our common stock might become. While we intend to seek to apply for a listing on the automated quotation service of the NASD, known as the OTC Bulletin Board, no assurance can be given that we will be able to successfully list our shares on it.

We do not expect to pay dividends on our common stock.

We do not expect to pay any dividends on our common stock in the foreseeable future. The payment of dividends to our stockholders is subject to the discretion of our board of directors, and various factors may prevent us from paying dividends. Such factors include our cash requirements and liquidity and the requirements of state corporate and other laws.

The price of our common stock may fluctuate widely.

The price of our common stock may fluctuate widely, depending upon a number of factors, many of which are beyond our control. These factors include the perceived prospects of our business, differences between our actual financial and operating results and those expected by investors and analysts; changes in analyst’ recommendations or projections; actions or announcements by competitors; changes in the regulatory environment in which we operate; and changes in general economic or market conditions. In addition, stock markets generally experience significant price and volume volatility from time to time which may adversely affect the market price of our common stock for reasons unrelated to our performance.

Offers or availability for sale of a substantial number of shares of our common stock may cause the price of our common stock to decline.

If our stockholders sell substantial amounts of our common stock in the public market, or upon the expiration of any statutory holding period, under Rule 144, or issued upon the exercise of outstanding warrants or the conversion of debt instruments, it could create a circumstance commonly referred to as an “overhang” and in anticipation of which the market price of our common stock could fall. The existence of an overhang, whether or not sales have occurred or are occurring, also could make more difficult our ability to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate. In addition, the shares of common stock issued to our officers in connection with the Acquisition, will be freely tradable upon the earlier of: (i) effectiveness of a registration statement covering such shares; and (ii) the date on which such shares may be sold without registration pursuant to Rule 144 under the Securities Act. Recently proposed revisions to Rule 144 may shorten the current holding period under Rule 144 in which case the overhang period may arise earlier than would otherwise be the case.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANGEMENT

The following tables set forth certain information as of October 10, 2007 regarding the beneficial ownership of our common stock, taking into account the consummation of the Acquisition, by (i) each person or entity who, to our knowledge, owns more than 5% of our common stock; (ii) each executive officer; (iii) each director; and (iv) all of our executive officers and directors as a group. Unless otherwise indicated in the footnotes to the following table, each of the stockholders named in the table has sole voting and investment power with respect to such shares of common stock. Except as otherwise indicated, the address of each of the stockholders listed below is: c/o 976 Lexington Avenue, New York, New York 10021.

Name of Beneficial Owner	Number of Shares Beneficially Owned (1)	Percentage Beneficially Owned (2)
Executive Officers and Directors:
Stacy Josloff	13,000,000	24.85%
Stephanie Hirsch	13,000,000	24.85%
All executive officers and directors as a group (2 persons)	26,000,000	49.70%
____________________
(1) Unless otherwise indicated, includes shares owned by a spouse, minor children, and relatives sharing  the same home, as well as entities owned or controlled by the named beneficial owner.
(2) Based on 52,309,814 shares of common stock outstanding.

EXECUTIVE OFFICERS AND DIRECTORS

As of October 10, 2006, the directors and executive officers of INCA, their age, positions, and the dates of their initial election or appointment as directors or executive officers. Officers serve at the pleasure of the Board of Directors and have no term other than the initial five-year term outlined in their respective employment agreements. The directors serve at the pleasure of the Company’s shareholders and although no term is specified, they must be re-elected each year at an annual meeting.

Name And City Of Residence	Age		Office	Initial Election or Appointment Date
Stacy Josloff New York, NY	35	C	Chairman of the Board, Chief Executive Officer, Chief Financial Officer, Treasurer	May 2007
Stephanie Hirsch New York, NY	36	P	President, Secretary, Director	May 2007
Duties, Responsibilities and Experience

Stacy Josloff - Chairman of the Board, Chief Executive Officer, Chief Financial Officer, Treasurer

Josloff is responsible to conduct the daily activities of the Company and manages the sales and marketing of the Company’s products, its day-to-day personnel needs and financial decisions, and its relationship between other entities with which the Company has a relationship. Josloff has worked with S2 since May 2004. Prior to joining S2, Josloff spent ten years as a high profile sales executive at Ralph Lauren (Purple and Black Label) and Max Mara USA. Josloff graduated from The University of Michigan in 1994 with a Bachelor of Fine Arts degree.

Stephanie Hirsch - President, Secretary, Director

Hirsch is responsible to manage the creation, design and development of the Company’s products, its physical plant and facilities, and its relationship between other entities with which the Company has a relationship. Hirsch launched the Inca brand in 1996 and has worked in the fashion industry for the past 12 years. Hirsch is the recipient of the Fashion Group International Award for accessories. She is involved with the Ovarian Cancer Research Fund and Love Heals. Hirsch graduated from Tulane University in 1992 with a BA in Liberal Arts.

There are no family relationships between any of our directors or executive officers. There is no arrangement or understanding between any of our directors or executive officers and any other person pursuant to which any director or officer was or is to be selected as a director or officer, and there is no arrangement, plan or understanding as to whether non-management shareholders will exercise their voting rights to continue to elect the current board of directors. There are also no arrangements, agreements or understandings to our knowledge between non-management shareholders that may directly or indirectly participate in or influence the management of our affairs.

Employment Agreements

INCA entered into employment agreements with Stacy Josloff to serve as Chief Executive Officer and Chief Financial Officer and with Stephanie Hirsch to serve as President and Secretary. The initial terms of the agreements are five years, with an option to renew for an additional five-year period. Pursuant to the agreements, Josloff and Hirsch are to receive an annual base salary of $65,000. In addition to the base salary, Josloff and Hirsch are eligible for an annual bonus payment at the end of each fiscal year. The bonus is granted in the sole discretion of the Company’s board of directors and is based upon the Company’s performance and productivity. Bonus compensation may be paid to Josloff and Hirsch in the form of cash, stock options, or a combination thereof. Josloff and Hirsch are eligible for insurance benefits, reasonable expenses, and five (5) weeks of paid vacation in each calendar year.

Non-Qualified Stock Option Plan

On January 1, 1999, the Board of Directors of the Company adopted the Non-Qualified Stock Option Plan (the "SOP") which provided for the grant of options to purchase an aggregate of 6,000,000 shares of restricted common stock at $14.50 per share. As a result of two reverse stock splits the number of shares reserved under the SOP was reduced to 15,000. The purpose of the SOP is to make options available to directors, management and significant contractors of the Company in order to encourage them to secure an increase on reasonable terms of their stock ownership in the Company and to remain in the employ of the Company, and to provide them compensation for past services rendered.

The SOP is administered by the Board of Directors which determines the persons to be granted options under the SOP, the number of shares subject to each option, the exercise price of each option and the option period, and the expiration date, if any, of such options. The exercise of an option may be less than fair market value of the underlying shares of common stock. No options granted under the SOP will be transferable by the optionee other than by will or the laws of descent and distribution and each option will be exercisable, during the lifetime of the optionee, only by such optionee.

The exercise price of an option granted pursuant to the SOP may be paid in cash, by the surrender of options, in common stock, in other property, including the optionee's promissory note, or by a combination of the above.

On December 31, 2006 there were 3,000,000 pre-reverse split (7,500 post-split) options outstanding, these options expired on February 15, 2007, as a result there are no options outstanding under the SOP.

Director Compensation

INCA does not compensate its Board of Directors. In the future we may determine to compensate our directors with cash and/or additional equity.

Directors’ and Officers’ Liability Insurance

We currently do not have directors’ and officers’ liability insurance insuring our directors and officers against liability for acts or omissions in their capacities as directors or officers.

Legal Proceedings

To the best of our knowledge, during the past five years, none of our directors or executive officers were involved in any of the following: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Code of Ethics

We intend to adopt a code of ethics that applies to our officers, directors and employees, including our Chief Executive Officer and Chief Financial Officer, but have not done so to date due to our relatively small size.

Audit Committee

We do not currently have an audit committee, but one will be appointed in the near future. The board currently performs the equivalent functions of an audit committee, although neither director has been determined to be an "audit committee financial expert."

Audit Committee Financial Expert

We do not currently have an "audit committee financial expert" as defined under Item 401(e) of Regulation S-B. As discussed above, our Board of Directors plan to form an Audit Committee and is actively seeking to appoint an individual to the Board of Directors and the Audit Committee who would be deemed an audit committee financial expert and who would be independent as that term is used in Item 7(d)(3)(iv) of Schedule 14A.

Executive Compensation

The following table sets forth summary information concerning the compensation received for services rendered to us during the fiscal years ended December 31, 2004, 2005, and 2006 by our Chief Executive Officer and President. No other executive officer’s total annual salary and bonus exceeded $100,000.

Name	Position	Year	Salary	Dollar Value of Stock-Based Compensation
Stacy Josloff (1)	CEO/CFO	2006	$30,000	-
		2005	$30,000	-
		2004	$15,000	-
Stephanie Hirsch	President	2006	$30,000	-
		2005	$30,000	-
		2004	$15,000	-

(1) Does not include automobile expenses of $3,945 for the year ended December 31, 2006 paid on Ms. Josloff’s behalf.

No other annual compensation, including a bonus or other form of compensation was paid to Ms. Josloff or Ms. Hirsch during these periods. In addition to the foregoing, no long-term compensation, including restricted stock awards, securities underlying options, LTIP payouts, or other forms of compensation, were paid to Ms. Josloff or Ms. Hirsch during these periods.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Our Articles of Incorporation provide that we will indemnify an officer or director to the full extent permitted by law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provision, or otherwise, the small business issuer has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless, in the opinion of our legal counsel, the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as set forth below, there were no transactions during the last two fiscal years, and there are no proposed transactions, to which the Company was or is to become a party in which any director, executive officer, director nominee, beneficial owner of more than five percent (5%) of any class of our stock, or members of their immediate families had, or is to have, a direct or indirect material interest.

As of May 21, 2007, S2 New York Design Corp., a New York corporation (“S2 New York”) had 20,000,000 shares of stock outstanding, all of which were owned beneficially and of record by Stacy Josloff (f/k/a Stacy Josloff-Deutsch) and Stephanie Hirsch (the “Shareholders”), who together owned 100% of S2 New York. Pursuant to the Securities Exchange Agreement dated May 21, 2007 (the “Securities Exchange Agreement”), INCA Designs, Inc., a Nevada corporation (“INCA”) acquired 100% of the outstanding shares of the common stock of S2 New York in exchange for the issuance of 26,000,000 shares of INCA’s common stock, $.0001 par value (the “INCA Stock” and “INCA Shares”), representing approximately 99% of the post-closing issued and outstanding shares of INCA Stock at closing. Upon the closing of the Securities Purchase Agreement, S2 New York became a wholly owned subsidiary of INCA. See discussion below for a description of S2 New York’s business, operations, assets, and financial information.

Item 3.02 Unregistered Sales of Equity Securities

In conjunction with the Acquisition, INCA assumed and reissued a Convertible Promissory Note with an effective date of November 20, 2006 to George D. Schaefer for $100,000 with a due date of May 15, 2007 (the “Note”). The due date of the Note was extended by mutual agreement of the parties to September 30, 2007. The Note is convertible into shares of INCA’s common stock at a forty percent discount to the market price of the Company’s common stock or $0.50 per share, whichever is lower. The Note contains 4.99% ownership cap provisions. In conjunction with the Note, the Company issued Warrants to purchase 200,000 shares of common stock of INCA for an exercise price of $0.50 per share. The Warrants expire on October 31, 2009. The shares underlying the Note and the Warrants are covered under a registration rights agreement. The issuance of these securities was exempt from the registration requirements of the Securities Act of 1933 as the security was issued to one institutional investor.

In conjunction with the Acquisition, INCA assumed and reissued a Convertible Promissory Note with an effective date of November 20, 2006 to Ronald B. and Kathleen A Johnson for $125,000 with a due date of May 15, 2007 (the “Note”). The due date of the Note was verbally extended by mutual agreement of the parties to September 30, 2007. The Note is convertible into shares of INCA’s common stock at a forty percent discount to the market price of the Company’s stock or $0.50 per share, whichever is lower. The Note contains 4.99% ownership cap provisions. In conjunction with the Note, the Company issued Warrants to purchase 250,000 shares of common stock of INCA for an exercise price of $0.50 per share. The Warrants expire on October 31, 2009. The shares underlying the Note and the Warrants are covered under a registration rights agreement. The issuance of these securities was exempt from the registration requirements of the Securities Act of 1933 as the security was issued to one institutional investor.

In conjunction with the Acquisition, INCA assumed and reissued a Convertible Promissory Note with an effective date of November 20, 2006 to John L. Coleman for $100,000 with a due date of September 30, 2007 (the “Note”). The due date of the Note was verbally extended by mutual agreement of the parties to September 30, 2007. The note is convertible into shares of INCA’s common stock at a forty percent discount to the market price of the Company’s stock or $0.50 per share, whichever is lower. The Note contains 4.99% ownership cap provisions. In conjunction with the Note, the Company issued Warrants to purchase 200,000 shares of common stock of INCA for an exercise price of $0.50 per share. The Warrants expire on October 31, 2009. The shares underlying the Note and the Warrants are covered under a registration rights agreement. The issuance of these securities was exempt from the registration requirements of the Securities Act of 1933 as the security was issued to one institutional investor.

In conjunction with the Acquisition, INCA assumed and reissued a Convertible Promissory Note with an effective date of May 16, 2006 to George D. Schaefer for $100,000 with a due date of October 31, 2007. The note is convertible into shares of INCA’s common stock at a forty percent discount to the market price of the Company’s stock or $0.50 per share, whichever is lower. The Note contains 4.99% ownership cap provisions. In conjunction with the Note, George D. Schaefer was issued Warrants to purchase 200,000 shares of common stock of S2 New York for an exercise price of $0.50 per share. The Warrants expire on October 31, 2009. The shares underlying the Note and the Warrants are covered under a registration rights agreement. The issuance of these securities was exempt from the registration requirements of the Securities Act of 1933 as the security was issued to one institutional investor.

In conjunction with the Acquisition, INCA assumed and reissued a Convertible Promissory Note with an effective date of May 15, 2006 to Robert J. Smith for $75,000 with a due date of October 31, 2007. The note is convertible into shares of INCA’s common stock at a forty percent discount to the market price of the Company’s stock or $0.50 per share, whichever is lower. The Note contains 4.99% ownership cap provisions. In conjunction with the Note, Robert J. Smith was issued Warrants to purchase 150,000 shares of common stock of INCA for an exercise price of $0.50 per share. The Warrants expire on October 31, 2009. The shares underlying the Note and the Warrants are covered under a registration rights agreement. The issuance of these securities was exempt from the registration requirements of the Securities Act of 1933 as the security was issued to one institutional investor.

On June 20, 2007, INCA issued a Convertible Promissory Note to Plato & Associates, LLC for $200,000 with a due date of June 20, 2008. The note is convertible into shares of INCA’s common stock at a forty percent discount to the market price of the Company’s stock or $0.50 per share, whichever is lower. The Note contains 4.99% ownership cap provisions. The shares underlying the Note are covered under a registration rights agreement. The issuance of these securities was exempt from the registration requirements of the Securities Act of 1933 as the security was issued to one institutional investor.

On June 20, 2007, INCA issued a Convertible Promissory Note to Golden Ventures, LLC for $200,000 with a due date of June 20, 2008. The note is convertible into shares of INCA’s common stock at a forty percent discount to the market price of the Company’s stock or $0.50 per share, whichever is lower. The Note contains 4.99% ownership cap provisions. The shares underlying the Note are covered under a registration rights agreement. The issuance of these securities was exempt from the registration requirements of the Securities Act of 1933 as the security was issued to one institutional investor.

In October 2007, INCA issued a Convertible Promissory Note to Plato & Associates, LLC for $50,000 with a due date of June 20, 2008. The note is convertible into shares of INCA’s common stock at a forty percent discount to the market price of the Company’s stock or $0.50 per share, whichever is lower. The Note contains 4.99% ownership cap provisions. The shares underlying the Note are covered under a registration rights agreement. The issuance of these securities was exempt from the registration requirements of the Securities Act of 1933 as the security was issued to one institutional investor.

In October 2007, INCA issued a Convertible Promissory Note to Golden Ventures, LLC for $50,000 with a due date of June 20, 2008. The note is convertible into shares of INCA’s common stock at a forty percent discount to the market price of the Company’s stock or $0.50 per share, whichever is lower. The Note contains 4.99% ownership cap provisions. The shares underlying the Note are covered under a registration rights agreement. The issuance of these securities was exempt from the registration requirements of the Securities Act of 1933 as the security was issued to one institutional investor.

Description of Capital Stock

General

Our authorized capital stock of the Company is 1,010,000,000 shares consisting of 1,000,000,000 shares of common stock, $.0001 par value per share (“Common Stock”), and 10,000,000 shares of preferred stock, $.0001 par value per share (“Preferred Stock”), having such rights, preferences, privileges and restrictions as may be designated from time-to-time by our board of directors.

As of September 30, 2007, there were 52,309,814 shares of Common Stock issued and outstanding and zero shares of Preferred Stock were designated or issued and outstanding. Our shares of Common Stock are held by approximately 532 shareholders of record as of that date.

Common Stock

Our common shareholders are entitled to one vote per share on all matters to be voted upon by those shareholders, and are also entitled to cumulative voting for the election of directors. Our common shareholders have no preemptive, subscription, redemption or conversion rights. All of our currently outstanding common shares are validly issued, fully paid and non-assessable.

Preferred Stock

The Board of Directors is authorized to designate series of preferred stock although none have currently been designated. We may issue our preferred shares from time to time in one or more series as determined by our board of directors. The voting powers and preferences, the relative rights of each series, and the qualifications, limitations and restrictions thereof may be established by our board of directors without any further vote or action by our shareholders.

Options and Warrants Convertible Into Common Shares

As of October 10, 2007, there were outstanding Common Stock Purchase Warrants entitling the holders to purchase up to an aggregate of 1,000,000 shares of Common Stock at an exercise price of fifty cents ($0.50) per share. The warrants are exercisable, in whole or in part, at any time through October 31, 2009. The shares underlying these warrants have not been registered in a registration statement declared effective by the Securities and Exchange Commission. The shares underlying these warrants are included in a registration rights agreement covering the future registration of the shares.

Market Price of and Dividends on the Registrant’s Common Equity and Other Shareholder Matters

Our common stock trades on the Pink Sheets under the trading symbol "IDGN." The prices set forth below reflect the quarterly high and low bid information for shares of our common stock during the last two fiscal years. These prices reflect inter-dealer prices without retail markup, markdown, or commission, and may not represent actual transactions.

Period (Calendar Year)	High*	Low*
2007:
Third Quarter	$1.50	$1.21
Second Quarter	$5.00	$1.50
First Quarter	$8.00	$1.40

2006:
Fourth Quarter	$1.80	$1.00
Third Quarter	$3.00	$1.00
Second Quarter	$20.00	$1.40
First Quarter	$14.00	$2.00

2005:
Fourth Quarter	$4.00	$2.00
Third Quarter	$6.00	$1.00
Second Quarter	$20.00	$6.00
First Quarter	$26.00	$10.00

(*The stock prices referenced in this table for the calendar years 2005, 2006, and the First Quarter of 2007 reflect the historical stock price of the Company’s common stock prior to the acquisition of the current operating company and reflect the 1:10 and 1:20 reverse stock split of the Company’s common stock effective as of March 9, 2007 and May 1, 2007 respectively. The stock prices referenced in the Second Quarter and Third Quarter of 2007 reflect historical stock prices of the Company’s Common Stock after the Acquisition and after giving effect to all prior reverse stock splits.)

Our Common Stock is covered by an SEC rule that imposes additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors, which are generally institutions with assets in excess of $5,000,000, or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and transaction prior to the sale. Consequently, the rule may affect the ability of broker-dealers to sell our securities, and may affect the ability of purchasers of our stock to sell their shares in the secondary market. It may also cause fewer broker-dealers to be willing to make a market in our common stock, and it may affect the level of news coverage we receive.

Dividend Policy

We have not previously paid any cash dividends on our common stock and do not anticipate or contemplate paying dividends on our common stock in the foreseeable future. We currently intend to utilize all available funds to develop our business. We can give no assurances that we will ever have excess funds available to pay dividends.

Registration Rights

In connection with a series of convertible notes and warrants, INCA provided “piggy-back” registration rights. If we register shares of our common stock on a registration statement form that can be used to register the private investors’ shares for resale, then the private investors will have the right to have their shares included in such registration statement.

Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the governing Nevada statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation. Our articles of incorporation do not contain any limiting language regarding director immunity from liability. Excepted from this immunity are:

1. a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

2. a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

3. a transaction from which the director derived an improper personal profit; and

4. willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

1. such indemnification is expressly required to be made by law;

2. the proceeding was authorized by our Board of Directors;

3. such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or;

4. such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer of the company, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

Nevada Anti-Takeover Laws

Nevada Revised Statutes sections 78.378 to 78.379 provide state regulation over the acquisition of a controlling interest in certain Nevada corporation’s unless the articles of incorporation or bylaws of the corporation provide that the provisions of the sections do not apply. Our articles of incorporation and bylaws do not state these provisions do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the State of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation. Because of these conditions, the statute currently does not apply to our company.

Transfer Agent

The transfer agent for our common stock is Florida Atlantic Stock Transfer, Inc., 7130 Nob Hill Rd., Tamarac, FL 33321. We will serve as warrant agent for the outstanding warrants.

Item 5.01 Changes in Control of Registrant

Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

INCA’s sole officer and director resigned as of May 21, 2007, effective upon the closing of the Acquisition. Pursuant to the terms of the Securities Exchange Agreement, our new directors and officers are as set forth therein. Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 5.06 Change in Shell Company Status

Following the consummation of the Acquisition described in Item 2.01 of this Current Report on Form 8-K, we believe that we are not a shell corporation as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired . In accordance with Item 9.01(a), audited financial statements for the year ended December 31, 2006 and the unaudited financial statements for the six-month period ended June 30, 2007 are filed in this Current Report on Form 8-K as Exhibit 99.1.

(b) Pro Forma Financial Information . In accordance with Item 9.01(b), our pro forma financial statements are filed in this Current Report on Form 8-K as Exhibit 99.2.

(c) Exhibits.
The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit Number	Document Description

2.1	Securities Exchange Agreement by and among INCA Designs, Inc., S2 New York Design Corp., and Stacy Josloff and Stephanie Hirsch, the Shareholders of S2 New York Design Corp.
3.1	Articles of Incorporation (1)
3.1.1	Certificate of Amendment to Articles of Incorporation dated March 9, 1999 (1)
3.1.2	Certificate of Amendment to Articles of Incorporation dated September 2004 (2)
3.1.3	Certificate of Amendment to Articles of Incorporation dated March 9, 2007

Exhibit Number	Document Description

3.1.4	Certificate of Amendment to Articles of Incorporation dated May 1, 2007
3.2	Bylaws
10.1	Employment Agreement between INCA Designs, Inc. and Stacy Josloff
10.2	Employment Agreement between INCA Designs, Inc. and Stephanie Hirsch
10.3	Form of Securities Purchase Agreement
10.4	Form of Registration Rights Agreement
10.5	Subordinated Convertible Note between INCA Designs, Inc. and George D. Schaefer for $100,000 (with an effective date of November 20, 2006)
10.6	Warrant between INCA Designs, Inc. and George D. Schaefer for 200,000 shares (with an effective date of November 20, 2006)
10.7	Subordinated Convertible Note between INCA Designs, Inc. and John L. Coleman for $100,000 (with an effective date of November 20, 2006)
10.8	Warrant between INCA Designs, Inc. and John L. Coleman for 200,000 shares (with an effective date of November 20, 2006)
10.9	Subordinated Convertible Note between INCA Designs, Inc. and Ronald B. and Kathleen A. Johnson for $125,000 (with an effective date of November 20, 2006)
10.10	Warrant between INCA Designs, Inc. and Ronald B. and Kathleen A. Johnson for 250,000 shares (with an effective date of November 20, 2006)
10.11	Subordinated Convertible Note between INCA Designs, Inc. and Robert J. Smith for $75,000 (with an effective date of May 16, 2007).
10.12	Warrant between INCA Designs, Inc. and Robert J. Smith for 150,000 shares (with an effective date of May 16, 2007).
10.13	Subordinated Convertible Note between INCA Designs, Inc. and George D. Schaefer for $100,000 (with an effective date of May 16, 2007).
10.14	Warrant between INCA Designs, Inc. and George D. Schaefer for 200,000 shares (with an effective date of May 16, 2007).
10.15	Subordinated Convertible Note between INCA Designs, Inc. and Plato & Associates, LLC for $200,000
10.16	Subordinated Convertible Note between INCA Designs, Inc. and Golden Ventures, LLC for $200,000
99.1	S2 New York Design Corp. audited financial statements for the year ending December 31, 2006 and the unaudited financial statements for the six-month period ended June 30, 2007
99.2	Pro forma unaudited consolidated financial statements

(1)	Previously filed with Form 105B12G filed with the SEC on June 3, 1999.

(2)	Previously filed with the Preliminary Information Statement filed with the SEC on June 18, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 12, 2007

INCA Designs, Inc.

By:	/s/ Stacy Josloff
Stacy Josloff
Chief Executive Officer and Chief Financial Officer